UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    November 30, 2005 (November 30, 2005)

ALLIED HEALTHCARE INTERNATIONAL INC.
(Exact Name of Registrant as Specified on its Charter)

1-11570	13-3098275
(Commission File Number)	(IRS Employer Identification Number)

                                                New York
(State or Other Jurisdiction of Incorporation or Organization)

555 Madison Avenue, New York, New York 10022
(Address of Principal Executive Offices)

                                    (212) 750-0064
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

            Written communications pursuant to Rule 425 under the Securities Act.

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 8.01    OTHER EVENTS.

On November 30, 2005 Allied Healthcare International Inc. (the Company") issued a press release announcing that it had applied to have its common stock listed on the Alternative Investment Market (AIM) of the London Stock Exchange. AIM is a market designed primarily for emerging or smaller companies. A copy of the press release, as well as the AIM listing application, which is entitled "AIM Schedule 1—Pre-Admission Announcement", is attached to this Form 8-K.

The Company is not issuing any additional shares of common stock or other securities in connection with the proposed listing on AIM. Acceptance of the application will create a dual listing for the common stock of the Company on the Nasdaq National Market and AIM. The listing of the common stock of the Company on AIM is expected to become effective on or about December 30, 2005, although there can be no assurance to such effect.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

99.1    Press release, dated November 30, 2005, of Allied Healthcare International Inc.

99.2	AIM Schedule 1—Pre-Admission Announcement filed by Allied Healthcare International Inc. with the Alternative Investment Market of the London Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2005

ALLIED HEALTHCARE INTERNATIONAL INC.
By: /s/ Marvet Abbassi
Name: Marvet Abbassi Title: Financial Controller